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                                  EXHIBIT 11.1
                        NATIONAL SANITARY SUPPLY COMPANY
                     COMPUTATION OF EARNINGS PER SHARE (a)
                       (thousands, except per share data)

                                                   Years Ended December 31,
                                                 -------------------------------
                                                 1996          1995         1994
                                                 ----          ----         ----
Computation of Earnings Per Common
  and Common Equivalent Share
-----------------------------------------
Net Income                                      $5,009        $5,745        $4,753
                                                ======        ======        ======
Average Number of Shares of
  Common Stock Outstanding                       6,144         6,073         5,974
Incremental Effect of Unexercised
  Stock Options                                     78            81            99
                                                ------        ------        ------
Average Number of Shares of Common Stock
  and Common Stock Equivalents Outstanding       6,222         6,154         6,073
                                                ======        ======        ======
Earnings per Common and Common
  Equivalent Share                              $ 0.81        $ 0.93        $ 0.78
                                                ======        ======        ======
Computation of Earnings Per Common Share
  Assuming Full Dilution
-----------------------------------------
Net Income                                      $5,009        $5,745        $4,753
                                                ======        ======        ======
Average Number of Shares of
  Common Stock Outstanding                       6,144         6,073         5,974
Incremental Effect of Unexercised
  Stock Options                                     94            94           101
                                                ------        ------        ------
Average Number of Shares of Common Stock
  Assuming Full Dilution                         6,238         6,167         6,075
                                                ======        ======        ======
Earnings Per Common Share Assuming
  Full Dilution                                 $ 0.80        $ 0.93        $ 0.78
                                                ======        ======        ======

(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934. Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.